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                                                                    Exhibit (23)

                            Exhibit (23) * to Report
                             On Form 10-K for Fiscal
                            Year Ended June 30, 2002
                         By Parker-Hannifin Corporation

                       Consent of Independent Accountants

             *Numbered in accordance with Item 601 of Regulation S-K

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 333-02761, 333-96453 and 333-88206) and S-8 (Nos.
33-53193, 33-43938, 2-66732, 333-95477 and 333-34542) of Parker-Hannifin
Corporation of our report dated July 26, 2002 relating to the financial statements and financial statement schedule, respectively, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
---------------------------------
Cleveland, Ohio
August 14, 2002